Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Delaware, does hereby set forth as follows:

     FIRST: The name of the corporation is Amertranz Worldwide Holding Corp.

     SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 15 East North Street, in the city of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	15,000,000	$.01

     FIFTH: The name and address of the incorporator are as follows:

NAME	ADDRESS
Ray A. Barr	10 Bank Street
White Plains, New York 10606

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

     (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the By-Laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders:

          (a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, at any meeting of the stockholders called for the purpose of considering any such act or contract, or through a written consent in lieu of a meeting in accordance with the requirements of the General Corporation Law of Delaware as amended from time to time, and any contract or act that shall be so approved or be 50 ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting, (or by written consent whether received directly or through a proxy) and entitled to vote thereon (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved, ratified, or consented to by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

     SEVENTH: No director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation’s directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case way be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twelfth day of January, 1996.

S/RAY A. BARR

Ray A. Barr, Incorporator

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned, being the President of Amertranz Worldwide Holding Corp., hereby certifies that:

     FIRST: The name of the Corporation is Amertranz Worldwide Holding Corp.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 16, 1996.

     THIRD: ARTICLE FOURTH of said Certificate of Incorporation is hereby amended in its entirety to read as follows:

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 17,500,000 shares consisting of (1) 2,500,000 shares of preferred stock, $10.00 par value (the “Preferred Stock”); and (2) 15,000,000 shares of common stock, $.01 par value (the “Common Stock”).

The Board of Directors shall have authority to establish the classes, designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock.

     FOURTH: The foregoing amendment has been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware. Prompt written notice of adoption of the foregoing amendment has been given to all stockholders who have not consented to such adoption in writing in accordance with the provisions of Section 228(d) of the General Corporation Law of Delaware.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 13th day of June, 1996.

/s/ Stuart Hettleman

President

ATTEST:

/s/ Michael Barsa

Secretary

CERTIFICATE OF DESIGNATION
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned, being the President of Amertranz Worldwide Holding Corp., hereby certifies pursuant to Section 151 (g) of the General Corporation Law of Delaware:

     The Board of Directors of the Corporation have by resolution duly adopted, approved the powers, designations, preferences and relative, participating optional or other rights of the shares of Preferred Stock, $10.00 par value, of the Corporation as follows:

     Par Value. The shares of Class A Preferred Stock shall have a par or stated value of $10.00 per share.

     Dividends: Holders of Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, dividends at an annual rate of $1.00 per share, payable semi-annually in arrears on June 30 and December 31 of each year, in cash or in shares of Class A Preferred Stock at the rate of $10.00 per share. Dividends shall accrue and are cumulative from the most recent date to which dividends have been paid. The Class A Preferred Stock shall have priority as to dividends over the Common stock and all other series or classes of the Company’s stock that rank junior to the Class A Preferred Stock (“Junior Dividend Stock”). No dividend (other than dividends payable solely in Common Stock, Junior Dividend Stock or warrants or other rights to acquire Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Class A Preferred Stock, including the full dividend for the then-current semi-annual dividend period, shall have been paid.

     Preference on Liquidation. In a case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to stockholders an amount in cash equal to $10.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution shall be made to the holders of Common Stock or any other series or class of stock that ranks junior as to liquidation rights to the Class A Preferred Stock.

     Voting. The holders of Class A Preferred Stock shall have no voting rights except as required by law. In exercising any voting rights, each outstanding share of Class A Preferred Stock shall be entitled to one vote.

     Conversion Rights. Each holder of Class A Preferred Stock shall have the right, at the holder’s option, to convert any or all shares into Common Stock at any time at a conversion price (subject to adjustment as described below) of the lower of (i) the price per share of Common Stock in the Initial Public Offering of the Corporation’s Common Stock, or (ii) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date.

     The Conversion price is subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Company’s capital stock in shares of Common Stock or any other securities issued by the Company or any of its subsidiaries; (ii) subdivisions or combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common Stock, for a consideration per share of Common Stock less than the current market price per share of the date of issuance of the securities.

     Registration Rights. At the request of a holder of shares of Class A Preferred Stock, the Company shall register for resale under the Securities Act of 1933, as amended (“Securities Act”) any shares of Common Stock issued upon conversion of shares of the Class A Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 18th day of June, 1996.

/s/ Stuart Hettleman

Stuart Hettleman, President

Attest:

/s/ Michael Barsa

Michael Barsa

CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATION
OF AMERTRANZ WORLDWIDE HOLDING CORP.
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON JULY 1, 1996

     Amertranz Worldwide Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. The name of the corporation is Amertranz Worldwide Holding Corp.

2. That a Certificate of Designation was filed with the Secretary of State of Delaware on July 1, 1996, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

The number of shares designated as Class A Preferred Stock was omitted. The Certificate is corrected by inserting a paragraph immediately after the second paragraph and immediately preceding the paragraph entitled “Par Value” to read as follows:

“Class A Preferred Stock. Five Hundred Thousand (500,000) shares of the Preferred Stock authorized in the Certificate of Incorporation are to be designated as Class A Preferred Stock.”

     IN WITNESS WHEREOF, said Amertranz Worldwide Holding Corp. has caused this Certificate to be signed by Stuart Hettleman, its President, this 10th day of June, 1997.

AMERTRANZ WORLDWIDE HOLDING CORP.

By:	/s/ Stuart Hettleman

CERTIFICATE OF DESIGNATION
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned, being the President of Amertranz Worldwide Holding Corp. (the “Company”), hereby certifies, pursuant to Section 151(g) of the General Corporation Law of Delaware, that the Board of Directors of the Corporation has duly adopted and approved the powers, designations, preferences and relative, participating optional or other rights of the shares of Preferred Stock, $10.00 par value per share, of the Corporation as follows:

     RESOLVED, that the following is hereby adopted and approved:

     Class B Preferred Stock: Twenty-five thousand (25,000) shares of the Preferred Stock authorized in the Certificate of Incorporation are to be designated as Class B Preferred Stock.

     Par value: The shares of Class B Preferred Stock shall have a par or stated value of $10.00 per share.

     Dividends: No dividend will be paid or declared and set aside by the Board of Directors for holders of Class B Preferred Stock.

     No Preference on Liquidation: In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class B Preferred Stock then outstanding shall not be entitled to be paid out of the assets of the Company before any payment or distribution is made to the holders of Common Stock or any other series or class of stock.

     Voting: The holders of Class B Preferred Stock shall have no voting rights except as required by law. In exercising any voting rights, each outstanding share of Class B Preferred Stock shall be entitled to one vote.

     Conversion Rights: Each holder of Class B Preferred Stock shall have the right to convert any or all shares of Class B Preferred Stock into shares of fully paid and nonassessable Common Stock, at the conversion rate of one (1) share of Class B Preferred Stock for ten (10) shares of Common Stock. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend or split, recapitalization or other similar corporate change, the conversion rate shall be accordingly adjusted. The right of such conversion may be exercised at the option of the holder of shares of Class B Preferred Stock at any time and from time to time following the first anniversary of the merger of Consolidated Air Services, Inc., an Arizona corporation, with and into the Company pursuant to the Agreement of Merger dated as of September 30, 1996.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 8th of October, 1996.

/s/ Stuart Hettleman

Stuart Hettleman, President

ATTEST:

/s/ Michael Barsa

CERTIFICATE OF MERGER
OF
CONSOLIDATED AIR SERVICES, INC.
INTO
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned corporation does hereby certify:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation
Consolidated Air Services, Inc.	Arizona
Amertranz Worldwide Holding Corp.	Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Amertranz Worldwide Holding Corp., a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of Amertranz Worldwide Holding Corp., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 2001 Marcus Avenue, Lake Success, New York 11042.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

		Number	Par Value
Corporation	Class	of Shares	per Share
Consolidated Air Services, Inc.	Common	100,000	$1.00

     EIGHTH: That this Certificate of Merger shall be effective upon filing with the Secretary of State of the State of Delaware.

Dated: October 10, 1996

AMERTRANZ WORLDWIDE HOLDING CORP.

By: /s/ Stuart Hettleman

Stuart Hettleman, President

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS
of
CLASS C 10% CONVERTIBLE PREFERRED STOCK
of
AMERTRANZ WORLDWIDE HOLDING CORP.

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

Amertranz Worldwide Holding Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that, pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) under its Certificate of Incorporation, and in accordance with Section 151 of the Delaware General Corporation Law, the Board of Directors has adopted the following resolution:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of the Corporation’s preferred stock, par value $10.00 per share, and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

     Class C 10% Convertible Preferred Stock:

     1. Designation and Amount. The designation of this series, which consists of 400,000 shares of Preferred Stock, is the Class C 10% Convertible Preferred Stock (the “Preferred Stock”) and the stated value shall be Ten Dollars ($10.00) per share (the “Stated Value”).

     2. (a) Rank. All shares of the Preferred Stock shall rank senior to the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), and to any other class of capital stock or series of preferred stock now existing or established hereafter by the Board of Directors (collectively, the “Junior Securities”), as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and with respect to the payment of dividends. The Corporation shall not issue any class or series of capital stock which ranks pari passu with the Class C Preferred Stock; provided, however, that the Corporation shall have the right to create a series of Class D preferred stock (“Class D Preferred Stock”), which shall rank pari passu with the Preferred Stock, for issuance to certain holders of the Corporation’s indebtedness existing as of May 1, 1997 only in the event any or all of such indebtedness is converted into Class D Preferred Stock in accordance with the terms of an agreement between such holders and the Corporation dated as of May 1, 1997. Such Class D Preferred Stock, if created, shall have the same terms as the Corporation’s existing Class A Preferred Stock, except that the Class D Preferred Stock will rank pari passu with the Preferred Stock.

     3. Dividends.

          (a) The Corporation shall pay out of funds legally available therefor a fixed dividend on each outstanding share of Preferred Stock at a rate per annum equal to 10.0% of the Stated Value thereof. Dividends shall be payable in arrears quarterly as of March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”) to the holders of record of the Preferred Stock on the preceding March 15, June 15, September 15 and December 15 (each a “Regular Dividend Date”). Dividends shall also be immediately payable upon (i) conversion of the Preferred Stock into shares of Common Stock in accordance with Section 5(a) (such dividends accruing through the date of conversion), (ii) the occurrence of a Liquidation Event as provided in Section 4(a) (such dividends accruing through the date of distribution of the Company’s assets) and (iii) the redemption of the Preferred Stock as provided in Section 6 (such dividends accruing through the date of redemption). Dividends accruing for any period less than a full dividend period will be computed on the basis of a 360-day year comprised of twelve 30-day months. Dividends shall be payable on a cumulative basis, such that any unpaid dividends shall accumulate and the arrearage shall be paid in full prior to any dividends being paid to holders of Junior Securities.

          (b) 1) Except in connection with the payment of dividends upon a Liquidation Event or redemption of the Preferred Stock, any dividend on the Preferred Stock pursuant to Section 3(a) shall be, at the option of the Corporation, payable either (i) in cash or (ii) if and only if a registration statement registering the issuance by the Company of shares of Common Stock as dividends under the Securities Act of 1933 is current and effective through the issuance of a number of shares (rounded to the nearest whole share) of Common Stock (the “Dividend Shares”) equal to the dividend amount divided by the average last sale price of a share of Common Stock on the five trading days ending two business days prior to each Dividend Payment Date.

          (c) In the event that full dividends are not paid or made available to the holders of all outstanding shares of Preferred Stock and of any Class D Preferred Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Preferred Stock and of any Class D Preferred Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     4. Liquidation Preference.

          (a) If the Corporation shall commence a voluntary case under the federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (any and all of the foregoing being referred to as a “Liquidation Event”), no distribution shall be made to the holders of any Junior Securities unless prior thereto the holders of shares of the Preferred Stock and any outstanding shares of Class D Preferred Stock shall have received the Liquidation Preference (as defined in Section 4(c)) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Preferred Stock and holders of any Class D Preferred Stock shall be insufficient to permit the payment to such holders of the Liquidation Preference (as defined below) payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Preferred Stock and any Class D Preferred Stock shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

          (b) For purposes hereof, the “Liquidation Preference” of a holder of Preferred Stock means the greater of (i) the Stated Value of the shares of Preferred Stock held by the holder plus the amount of any accrued and unpaid dividends (in cash) through the date of final distribution to the holder thereof (or with respect to any other event as of the date the measurement of such Liquidation Preference is relevant to such event) and (ii) the amount equal to what the holder would have received had he converted the Preferred Stock into Common Stock on the business day immediately prior to the record date for such Liquidation Event.

          (c) The Corporation shall not effect any distribution as a result of a Liquidated Event, unless each holder of Preferred Stock has been mailed written notice of such distribution at least 20 days prior thereto and in no event later than 10 days prior to the record date for the determination of shareholders entitled to participate in such distribution.

     5. Conversion Rights.

          (a) Each holder of shares of the Preferred Stock may, at any time and from time to time upon surrender of the certificates therefor, convert any or all of its shares of Preferred Stock into shares of Common Stock. Each share of Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Stated Value thereof by (y) the Conversion Price (as defined below) then in effect. Additionally, at the time of delivery of the shares of Common Stock upon conversion, the Company shall pay any and all dividends accrued on the Preferred Stock through the date of conversion in cash or shares of Common Stock.

          (b) Conversion Price. Subject to Section 5(c) below, the “Conversion Price” shall be equal to $1.00 per share of Common Stock.

          (c) Conversion Price and Other Adjustments. The Conversion Price and the number of shares of Common Stock issuable upon conversion of the Preferred Stock shall be subject to adjustment from time to time as follows:

               (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when any shares of Preferred Stock are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof.

               (ii) Adjustment Due to Merger, Consolidation, Etc. If, at any time when any shares of Preferred Stock are issued and outstanding, there shall be (each of the following being referred to as a “Merger Event”) (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination described in Section 5(c)(i) above), (b) any consolidation or merger of the Corporation with any other corporation (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (c) any sale or transfer of all or substantially all of the assets of the Corporation or (d) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, then the holders of Preferred Stock shall thereafter have the right to receive upon conversion of their Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock, such shares of stock, securities and other property as would have been issuable or payable in connection with the Merger Event with respect to or in exchange for the number of shares of Common Stock immediately theretofore issuable and receivable upon the conversion of the Preferred Stock held by such holders had such Merger Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Preferred Stock to the effect that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and the corresponding number of shares of Common Stock issuable upon conversion of the Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any transaction described in this subsection (ii) unless (x) each holder of the Preferred Stock has been mailed written notice of such transaction at least 20 days prior thereto and in no event later than 10 days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (y) the resulting successor or acquiring entity (if not the Corporation) assumes by written instrument the obligations of this subsection (ii). The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          Notwithstanding the foregoing, upon receipt of notice of any Merger Event, each holder of Preferred Stock shall have the right, by written notice to the Corporation at any time prior to the Merger Event, to elect, in his sole discretion, to treat such Merger Event as a Liquidation Event, and be paid his Liquidation Preference on consummation of the Merger Event.

               (iii) Adjustment Due to Distribution. In the event that at any time or from time to time the Corporation shall distribute to all holders of Common Stock (a) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (b) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, the issuance of any rights under a shareholder rights plan (a “Distribution”), then, in each such case, after the date of record for determining shareholders entitled to such Distribution, but prior to the date of Distribution, the holders of Preferred Stock shall be entitled, upon conversion of shares of Preferred Stock, to receive the amount of such assets which would have been payable to the holder had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. The Conversion Price for shares of Preferred Stock not converted prior to the date of Distribution will be reduced to a price determined by decreasing the Conversion Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed per share of Common Stock (calculated as if all shares of Common Stock issuable upon conversion of outstanding shares of Preferred Stock had been converted as of the record date of the Distribution). For purposes of determining the fair market value of any assets so distributed, the fair market value of any cash distributed shall be the amount of such cash and the fair value of any other assets so distributed shall be determined in good faith by the Board of Directors of the Corporation, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the holders of the Preferred Stock upon request.

               (iv) Adjustment Due to Rights Issue. If, at any time when shares of Preferred Stock are issued and outstanding, the Corporation shall distribute to all holders of its Common Stock any rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock (collectively, “Rights”) at a price per share that is less than the Current Market Value (as defined in Section 5(g)) as of the date such Right first becomes exercisable (the “Exercisability Date”), then the Conversion Price for shares of Preferred Stock not converted prior to such Exercisability Date shall be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the Exercisability Date by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Exercisability Date plus (y) the quotient (expressed as a number) obtained by dividing (A) the aggregate minimum consideration receivable by the Corporation upon the exercise of all such Rights, by (B) the Current Market Value in effect immediately prior to the Exercisability Date and (ii) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately after the Exercisability Date. For purposes of this Section 5(c)(iv), “Common Stock Deemed Outstanding” shall mean the number of shares of Common Stock actually outstanding plus the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all Rights or securities issuable upon exercise of Rights.

               (v) Other Events. If any event occurs as to which the foregoing provisions of this Section 5(c) are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Corporation, fairly and adequately protect the conversion rights of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon conversion of any shares of Preferred Stock.

          (d) Conversion and Liquidation Preference Election Procedures. In order to convert shares of Preferred Stock into full shares of Common Stock (or to elect to receive the Liquidation Preference as a result of a Merger Event in lieu of the adjustment required pursuant to Section 4(c)), a holder shall: (i) prior to 5:00 p.m., New York City time on the Election Date (as defined in subsection (iv) below), fax or otherwise deliver notice (?Notice of Election?) to the Corporation that the holder elects to convert the same (or elects to receive the Liquidation Preference), which notice shall be signed by the holder and shall specify the number of shares of Preferred Stock to be converted (or liquidated), the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (or the amount of cash to be received in respect of the Liquidation Preference) and (ii) surrender the original certificates representing the Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Election within three business days thereafter to the office of the Corporation or the Transfer Agent, if any, for the Preferred Stock. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion (or payment of the Liquidation Preference) unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (i) below). In the case of a dispute as to the calculation of the Conversion Price (or Liquidation Preference) other than manifest error by a holder, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (ii) below (or deliver the Liquidation Preference pursuant to Section 4(c)). The Corporation shall submit the disputed calculations to its independent auditors via facsimile within two business days of receipt of the Notice of Election. The accountant shall audit the calculations and notify the Corporation and the holder of the results no later than two business days from the time it receives the disputed calculations. The accountant’s calculation shall be deemed conclusive, absent manifest error.

               (i) Lost or Stolen Certificates. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Preferred Stock, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously delivers to the Corporation a Notice of Election electing to convert such shares of Preferred Stock.

               (ii) Delivery of Common Stock Upon Conversion. Upon the surrender of Preferred Stock Certificates as described above by a holder of Preferred Stock accompanied by a Notice of Election, the Corporation shall issue and, within three business days after the later of the Election Date and the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (i) above) (the “Delivery Period”), deliver to or upon the order of the holder (a) that number of shares of Common Stock applicable to that portion of shares of Preferred Stock converted as shall be determined in accordance herewith, (b) a certificate representing the balance of the shares of Preferred Stock not converted, if any, and (c) dividends in the form of either (x) a check payable to the holder for any and all dividends accrued on the Preferred Stock being converted, through the date of conversion, or (y) shares of Common Stock. Upon delivery of a Notice of Election and surrender of the Preferred Stock Certificate related thereto (or an indemnification agreement if required pursuant to paragraph (i) above), the Corporation’s obligation to deliver shares of Common Stock shall be absolute and unconditional and the Corporation agrees not to assert (and hereby waives to the fullest extent permitted by law) any defenses against its obligation to so deliver such shares. In the event the Corporation fails to deliver such shares, the Corporation understands that the holder will be entitled to pursue actual damages (whether or not such failure is caused by the Corporation’s failure to maintain a sufficient number of authorized shares of Common Stock as required pursuant to the terms of Section 5(e) hereof), and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance or injunctive relief).

               (iii) No Fractional Shares. If any conversion of Preferred Stock would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon the conversion of the Preferred Stock shall be rounded to the nearest whole number of shares.

               (iv) Election Date. The “Election Date” shall be the date specified in the Notice of Election; provided, however, that if the copy of the Notice of Election is not submitted by facsimile (or by other means resulting in notice) to the Corporation before 5:00 p.m., New York City time, on the Election Date indicated in the Notice of Election, then the Election Date shall be the next day. Upon submission by a holder of the Preferred Stock of a Notice of Election with respect to shares of Preferred Stock, such shares shall be irrevocably deemed converted into shares of Common Stock (or liquidated in accordance with the Liquidation Preference) and the holder’s rights as a holder of such shares of Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock in accordance with and subject to this Section 5(d).

               (v) Rights of Reversion. Any holder that delivers to the Corporation a Notice of Election at any time during the period beginning on the date the Corporation first mails notice to holders of Preferred Stock of any contemplated Liquidation Event, Merger Event or redemption ( in each case, an “Event”) and the day immediately prior to the date the Event is to be effected or consummated, shall have the absolute right, his in discretion, and in the event the Event is not effected or consummated as contemplated, to rescind such Notice of Election by written notice delivered to the Corporation within 10 days after the date on which the Corporation delivers notice to such holder of the cancellation of the Event (“Notice of Cancellation”). A Notice of Cancellation shall be delivered by the Corporation to each holder of Preferred Stock within 3 days of the cancellation of any contemplated Event.

          (e) Reservation of Shares. A number of shares of the authorized but unissued Common Stock sufficient to provide for the conversion of the Preferred Stock outstanding at the then current Conversion Price shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Preferred Stock shall be convertible at the then current Conversion Price, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Preferred Stock on such new basis. If, at any time, a holder of shares of Preferred Stock submits a Notice of Election and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Section, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion and shall thereafter use its best efforts to obtain, as soon as practicable, shareholder approval to authorize the issuance of sufficient shares of Common Stock to effect conversion of the Preferred Stock outstanding.

          (f) Calculation of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or properties which at the time should be received upon conversion of a share of Preferred Stock.

          (g) Current Market Value. For purposes of this Certificate of Designation, “Current Market Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arm’s-length transaction between the Corporation and a Person other than an affiliate of the Corporation (or between any two such Persons) and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the average of the closing bid prices for each trading day during the period commencing 10 trading days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 10 consecutive trading days before such date, the average of the closing bid prices for all of the trading days before such date for which daily closing bid prices are available; provided, however, that if the closing bid price is not determinable for at least five trading days in such period, the “Current Market Value” of the security, shall be determined as if the security were not registered under the Exchange Act.

     6. Redemption. Subject to the conversion rights set forth in Section 4 of this Certificate, the Company may redeem the Preferred Stock at any time, upon 30 day’s written notice, for an amount in cash equal to its Stated Value plus all accrued and unpaid dividends through the date of redemption if (i) a registration statement registering the resale of the shares of Common Stock issuable upon conversion of all the then outstanding shares of Preferred Stock is current and effective and (ii) the last sale price of the Common Stock has been at least $2.50 on all 20 of the trading days ending on the third date prior to the date on which notice of redemption is given.

     7. Voting Rights. The holders of record of shares of Preferred Stock shall not be entitled to any voting rights other than those voting rights required by applicable law.

     8. No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders against impairment.

     9. Cancellation of Preferred Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 5, or redeemed pursuant to Section 6, the shares so converted shall be canceled, shall return to the status of unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Class C 10% Convertible Preferred Stock.

     10. Amendments and Other Actions. So long as shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Preferred Stock:

          (a) alter or change the rights, preferences or privileges of the Preferred Stock or any other capital stock of the Corporation so as to affect adversely the Preferred Stock; or

          (b) create any new class or series of senior to or pari passu with the Preferred Stock, other than the Class D Preferred Stock.

          Notwithstanding the foregoing, the Corporation when authorized by resolutions of its Board of Directors may amend or supplement this Certificate without the consent of, any Holder to cure any ambiguity, defect or inconsistency or make any other change provided that such amendments or supplements shall not adversely affect the interests of the Holders.

     11. Registration and Transfer. The Corporation shall maintain at its principal executive offices (or at the principal executive offices of its transfer agent or such other office or agency of the Corporation as it may designate by notice to the holders of the Preferred Stock) a stock register for the Preferred Stock in which the Corporation shall record the names and addresses of person in whose name the shares of Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Preferred Stock may present such certificates for transfer and exchange at such offices.

          Prior to due presentment for registration of transfer of any Preferred Stock, the Corporation may deem and treat the person in whose name any Preferred Stock is registered as the absolute owner of such Preferred Stock and the Corporation shall not be affected by notice to the contrary.

          No service charge shall be made to a holder of Preferred Stock for any registration, transfer or exchange.

     12. Transfer Without Registration. If, at the time of the surrender of any share certificate in connection with any transfer or exchange of shares of Preferred Stock, such shares shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Corporation may require, as a condition of allowing such transfer or exchange (i) that the holder or transferee, as the case may be, furnish to the Corporation a written opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Corporation) to the effect that such transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Corporation a letter in form and substance acceptable to the Corporation stating that the transferee is acquiring such shares for investment purposes only and not with a view towards distribution thereof and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act (but such other customary documentation reasonably requested by the Corporation shall be required).

     13. Method of Payment. Payments will be made as to dividends (if cash payment is elected by the Corporation), Liquidation Preferences, redemptions and all other payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified by a holder, by mailing a certified check to such holder’s registered address.

     IN WITNESS WHEREOF, AMERTRANZ WORLDWIDE HOLDING CORP. has caused this Certificate of Designations to be duly executed by its Chief Executive Officer, who affirms that the information contained in the foregoing Certificate of Designations is true under the penalties of perjury this 13th day of June, 1997.

AMERTRANZ WORLDWIDE HOLDING CORP.

By:	/s/ Stuart Hettleman

Stuart Hettleman
Chief Executive Officer

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
AMERTRANZ WORLDWIDE HOLDING CORP.

     THE UNDERSIGNED, being the President of Amertranz Worldwide Holding Corp., hereby certifies that:

     FIRST: The name of the Corporation is Amertranz Worldwide Holding Corp.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 16, 1996.

     THIRD: ARTICLE FOURTH of said Certificate of Incorporation is hereby amended in its entirety to read as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 32,500,000 shares consisting of (1) 2,500,000 shares of preferred stock, $10.00 par value (the “Preferred Stock”); and (2) 30,000,000 shares of common stock, $.01 par value (the “Common Stock”).”

     The Board of Directors shall have authority to establish the classes, designations, powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof in respect of the Preferred Stock and the Common Stock.

     FOURTH: The foregoing amendment has been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 9th day of July, 1997.

ATTEST:

/s/ Philip J. Dubato	/s/ Stuart Hettleman

Secretary	President

CERTIFICATE OF DESIGNATIONS
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned, being the President of Amertranz Worldwide Holding Corp. (the “Company”), hereby certifies, pursuant to Section 151(g) of the General Corporation Law of Delaware, that the Board of Directors of the Corporation has duly adopted and approved the powers, designations, preferences and relative, participating optional or other rights of the shares of Preferred Stock, $10.00 par value per share, of the Corporation as follows:

     RESOLVED, that the following is hereby adopted and approved:

     Class D Preferred Stock: Two hundred thousand (200,000) shares of the Preferred Stock authorized in the Certificate of Incorporation are to be designated as Class D Preferred Stock.

     Par Value. The shares of Class D Preferred Stock shall have a par or stated value of $10.00 per share.

     Rank. All shares of the Class D Preferred Stock shall rank senior to the Company’s common stock, par value $.01 per share (the “Common Stock”), and to any other class of capital stock or series of preferred stock now existing or established hereafter by the Board of Directors other than the Company’s Class C 10% Convertible Preferred Stock (the “Class C Preferred Stock; the Common Stock and all such classes of capital stock other than the Class C Preferred Stock are hereinafter collectively referred to as the ?Junior Securities?), as to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and with respect to the payment of dividends. The Company shall not issue any class or series of capital stock which ranks pari passu with the Class D Preferred Stock except the Class C Preferred Stock.

     Dividends: Holders of Class D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, dividends at an annual rate of $1.00 per share, payable semi-annually in arrears on June 30 and December 31 of each year, in cash or in shares of Class D Preferred Stock at the rate of $10.00 per share. Dividends shall accrue and are cumulative from the most recent date to which dividends have been paid. The priority of dividends payable on shares of Class D Preferred Stock shall rank pari passu with the priority of dividends payable on the Company’s Class C Preferred Stock and shall have priority over dividends or any distributions payable on any Junior Securities.

     Preference on Liquidation. In a case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class D Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to stockholders an amount in cash equal to $10.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution shall be made to the holders of any Junior Securities. The liquidation preference payable on shares of Class D Preferred Stock shall rank pari passu with the liquidation preference payable on the Company’s Class C Preferred Stock and shall have priority over any liquidation distributions payable on any Junior Securities.

     Voting. The holders of Class D Preferred Stock shall have no voting rights except as required by law. In exercising any voting rights, each outstanding share of Class D Preferred Stock shall be entitled to one vote.

     Conversion Rights. Each holder of Class D Preferred Stock shall have the right, at the holder’s option, from time to time and at any time, to convert any or all such shares of Class D Preferred Stock into Common Stock. Each share of Class D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the par or stated value thereof by (ii) the Conversion Price (as hereinafter defined) then in effect. The “Conversion Price” shall be equal to the lower of the following, subject to adjustment as described below: (a) $6.00 per share of Common Stock, or (b) 80% of the average of the closing bid and asked price per share of Common Stock on the day prior to the conversion date.

     The Conversion Price is subject to adjustment in certain events, including (i) the payment of a dividend on any class of the Company’s capital stock in shares of Common Stock or any other securities issued by the Company or any of its subsidiaries; (ii) subdivisions or combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for Common

Stock, for a consideration per share of Common Stock less than the current market price per share of the date of issuance of the securities.

     Registration Rights. At the request of a holder of shares of Class D Preferred Stock, the Company shall register for resale under the Securities Act of 1933, as amended (“Securities Act”) any shares of Common Stock issued upon conversion of shares of the Class D Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 26th day of November, 1997.

/s/ Stuart Hettleman

Stuart Hettleman, President

Attest:

/s/ Hillel Tendler

Hillel Tendler, Assistant Secretary

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
CLASS E PREFERRED STOCK OF
AMERTRANZ WORLDWIDE HOLDING CORP.

     The undersigned, being the President of Amertranz Worldwide Holding Corp. (the “Company”), hereby certifies, pursuant to Section 151(g) of the General Corporation Law of Delaware, that the Board of Directors of the Corporation has duly adopted and approved the powers, designations, preferences and relative, participating optional or other rights of the shares of preferred stock, Ten Dollars ($10.00) par value per share, of the Corporation as follows:

     RESOLVED, that the following is hereby adopted and approved:

     (a) Designation and Amount. Two hundred fifty thousand (250,000) shares of the preferred stock authorized in the Certificate of Incorporation are to be designated as Class E Preferred Stock (the “Preferred Stock”).

     (b) Par Value. The Shares of Preferred Stock shall have a par or stated value of Ten Dollars ($10.00) per share (the “Stated Value”).

     (c) Dividends. Holders of Preferred Stock shall be entitled to receive out of legally available funds, dividends payable as follows:

          (i) Semi-annual dividends (the “Semi-Annual Dividends”) shall be payable as of each February 15 and September 30 of each year (the “Semi-Annual Distribution Dates”), commencing February 15, 1998, to holders of outstanding shares of Preferred Stock of record on such Semi-Annual Distribution Date. The Semi-Annual Dividends shall be payable solely from the Company’s “Reported Net Profits” (as defined below), for the six (6) month period ending on June 30 or December 31 immediately preceding the Semi-Annual Distribution Date (the “Six Month Period”). As used herein, “Reported Net Profits” means the net income of the Company before amortization of goodwill for the applicable period as reported by the Company in its applicable financial statements filed on its Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, filed with the United States Securities and Exchange Commission. The Semi-Annual Dividend on each outstanding share of Preferred Stock on each Semi-Annual Distribution Date shall be equal to the quotient obtained by dividing (a) twenty percent (20%) of the Reported Net Profits for the preceding Six Month Period, by (b) the number of issued shares of Preferred Stock including outstanding shares and shares which have been redeemed or otherwise acquired by the Company. In the event that in any Six Month Period the Company shall report a net loss, before amortization of goodwill (the “Net Loss”), the Net Loss shall be carried forward into succeeding Six Month Periods and shall be used to reduce the Reported Net Profits reported in succeeding Six Month Period(s).

          (ii) In addition to the Semi-Annual Dividends, additional dividends (the “Additional Dividends”) shall be payable as of February 15, 1998, September 30, 1998, February 15, 1999, and September 30, 1999 (the “Additional Distribution Date”), to holders of outstanding shares of Preferred Stock of record on such Additional Distribution Date. The Additional Dividend on each outstanding share of Preferred Stock on each Additional Distribution Date shall be equal to the quotient obtained by dividing (a) the amount required to be paid by Target Airfreight, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Target”), to Amertranz Worldwide, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Worldwide”), pursuant to the Customer Sale Agreement dated as of June 20, 1997, by and between Worldwide and Target, with respect to the Six Month Period immediately preceding the relevant Additional Distribution Date, by (b) the number of issued shares of Preferred Stock including outstanding shares and shares which have been redeemed or otherwise acquired by the Company.

          (iii) In addition to the Semi-Annual Dividends and the Additional Dividends, special dividends (the “Special Dividends”) shall be payable on outstanding shares of Preferred Stock from the net cash proceeds to the Company from the sale of any equity securities prior to mandatory conversion or redemption of the Preferred Stock, as follows: To the extent at least thirty percent (30%) of such net cash proceeds are not used to redeem shares of Preferred Stock (such amount not used to redeem shares of Preferred Stock being hereinafter referred to as the “Aggregate Special Dividend Proceeds”), a Special Dividend shall be paid on each outstanding share of Preferred Stock. The Special Dividend to be paid on each outstanding share of Preferred Stock shall be equal to the quotient obtained by dividing (a) the Aggregate Special Dividend Proceeds, by (b) the number of issued shares of Preferred Stock including outstanding shares and shares which have been redeemed or otherwise acquired by the Company. Any Special Dividend shall be payable on the tenth (10th) business day following the receipt by the Company of such net cash proceeds to holders of outstanding shares of Preferred Stock of record on such date.

          The cumulative amount of all Semi-Annual Dividends, Additional Dividends, and Special Dividends (collectively, “Dividends”) to be paid on each share of Preferred Stock throughout the time such share is outstanding shall not exceed the Stated Value. Anything contained herein to the contrary notwithstanding, the aggregate amount of Dividends payable on any Semi-Annual Distribution Date or Additional Dividend Date, as the case may be, shall be reduced by the amount of all payments required to be made by the Company on such date pursuant to Paragraphs 4(A), 4(B) and 4(D) of the Extension and Composition Agreement dated as of November 7, 1997, by and among the Company, Worldwide, and certain general unsecured creditors of Worldwide, and any such reduction shall be applied pro rata among all outstanding shares of Preferred Stock. Anything contained herein to the contrary notwithstanding, no Dividends shall be paid if such payment would cause a default under, or violate the terms or conditions of, any agreement between the Company and one or more of its secured creditors. Any Dividends not paid as a result of any agreement between the Company and one or more of its secured creditors shall accrue and be paid when permitted.

     (d) Rank. With respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the shares of the Preferred Stock shall rank: (i) senior to the Company’s common stock, par value $.01 per share (the “Common Stock”); (ii) junior to the Company’s Class C 10% Convertible Preferred Stock and Class D Preferred Stock; and (iii) pari passu with any other class of capital stock or series of preferred stock now existing or established hereafter by the Board of Directors.

     (e) Voting. The holders of the Preferred Stock shall have no voting rights except as required by law. In exercising any voting rights, each outstanding share of the Preferred Stock shall be entitled to one vote.

     (f) Mandatory Conversion. All unredeemed shares of Preferred Stock shall be deemed canceled on the books and records of the Company and/or its Transfer Agent on December 1, 2004 (the “Conversion Date”) with no further action on the part of any holder of shares of Preferred Stock. In exchange for such cancellation, each holder of shares of Preferred Stock shall receive, as soon as practicable after the Conversion Date, such number of shares of Common Stock equal to:

         (i) the product obtained by multiplying

                    (a) the number of shares of Preferred Stock held of record by such holder,

                    by

                    (b) the Stated Value,

                    divided by

                    (ii) the greater of

                    (a) the closing market price of the Common Stock on the Conversion Date, as quoted on the market on which the shares are traded, or

                    (b) an amount equal to the sum of

                    (A) Three Dollars ($3.00), plus

                    (B) an amount equal to the product obtained by multiplying (1) Three Dollars ($3.00), by (2) a fraction, the numerator of which is the aggregate Dividends paid on a share of Preferred Stock and the denominator of which is one and one-quarter (1.25).

                    If any conversion of Preferred Stock would result in a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon the conversion of the Preferred Stock shall be rounded to the nearest whole number of shares.

     (g) Redemption. Prior to mandatory conversion, as set forth in Section 6 of this Certificate, the Company may redeem all or any portion of the outstanding shares of Preferred Stock, at any time, upon 15 days’ written notice, for an amount in cash equal to the Stated Value for each share of Preferred Stock so redeemed.

     (h) Registration and Transfer. The Company shall maintain at its principal executive offices (or at the principal executive offices of its Transfer Agent or such other office or agency of the Company as it may designate) a stock register for the Preferred Stock in which the Company shall record the names and addresses of person in whose name the shares of Preferred Stock are issued, as well as the name and address of each transferee. Holders of share certificates for the Preferred Stock may present such certificates for transfer and exchange at such offices. Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Company may deem and treat the person in whose name any shares of Preferred Stock are registered as the absolute owner of such shares of Preferred Stock and the Company shall not be affected by notice to the contrary. No service charge shall be made to a holder of Preferred Stock for any registration, transfer or exchange.

     (i) Transfer Without Securities Registration. The Company is not required to register any shares of Preferred Stock or any shares of Common Stock into which outstanding shares of Preferred Stock are convertible pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities or blue sky laws (the “State Acts”). If, at the time of the surrender of any share certificate in connection with any transfer or exchange of shares of Preferred Stock, such shares are not registered under the Securities Act and applicable State Acts, the Company may require, as a condition of allowing such transfer or exchange (i) that the holder or transferee, as the case may be, furnish to the Company a written opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to the effect that such transfer or exchange may be made without registration under the Securities Act and applicable State Acts, (ii) that the holder or transferee execute and deliver to the Company a letter in form and substance acceptable to the Company stating that the transferee is acquiring such shares for investment purposes only and not with a view towards distribution thereof and (iii) that the transferee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided, however, that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act (but such other customary documentation reasonably requested by the Company shall be required).

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 30th of January, 1998.

/s/ Stuart Hettleman

Stuart Hettleman, President

ATTEST:

     /s/ Philip J. Dubato

     Philip J. Dubato, Secretary

CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE CERTIFICATE OF DESIGNATION
OF AMERTRANZ WORLDWIDE HOLDING CORP.
FILED IN THE OFFICE OF THE SECRETARY OF STATE
OF DELAWARE ON FEBRUARY 5, 1998

     Amertranz Worldwide Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

          1. The name of the corporation is Amertranz Worldwide Holding Corp.

          2. That a Certificate of Designation was filed with the Secretary of State of Delaware on February 5, 1998, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said Certificate to be corrected is as follows:

The procedure for redemption by the Company of outstanding shares of Class E Preferred Stock set forth in Section 7 of said Certificate was not in accordance with the corporate action referred to therein. The Certificate is corrected by revising said Section 7 to read in its entirety as follows:

“7. Redemption. Prior to mandatory conversion, as set forth in Section 6 of this Certificate, the Company may redeem all or any portion of the outstanding shares of Preferred Stock, at any time, effective upon written notice, for an amount in cash equal to the Stated Value for each share of Preferred Stock so redeemed.”

     IN WITNESS WHEREOF, said Amertranz Worldwide Holding Corp. has caused this Certificate to be signed by Stuart Hettleman, its President, this 24th day of September, 1998.

AMERTRANZ WORLDWIDE HOLDING CORP.

By:	/s/ Stuart Hettleman

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
AMERTRANZ WORLDWIDE HOLDING CORP.

     THE UNDERSIGNED, being the President of Amertranz Worldwide Holding Corp., hereby certifies that:

     FIRST: The name of the Corporation is Amertranz Worldwide Holding Corp.

     SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 16, 1996.

     THIRD: ARTICLE SECOND of said Certificate of Incorporation is hereby amended in its entirety to read as follows:

     “The name of the corporation is Target Logistics, Inc.”

     FOURTH: The foregoing amendment has been duly advised and adopted by the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 30th day of November, 1998.

ATTEST:

/s/ Hillel Tendler	/s/ Stuart Hettleman

Assistant Secretary	President

Certificate of Designation
Target Logistics, Inc.

     The undersigned, being the President of Target Logistics, Inc. (the "Company”), hereby certifies, pursuant to Section 151(g) of the General Corporation Law of Delaware, that the Board of Directors of the Corporation has duly adopted and approved the powers, designations, preferences and relative, participating optional or other rights of the shares of Preferred Stock, $10.00 par value per share, of the Corporation as follows:

     RESOLVED, that the following is hereby adopted and approved:

     Designation and Amount. Three hundred thousand (300,000) shares of the Preferred Stock authorized in the Certificate of Incorporation are to be designated as Class F Preferred Stock.

     Par Value. The shares of Class F Preferred Stock shall have a par or stated value of $10.00 per share.

     Rank. All shares of the Class F Preferred Stock shall rank: (i) senior to the Company’s common stock, par value $.01 per share (the “Common Stock”), and to any other class of capital stock or series of preferred stock now existing or established hereafter by the Board of Directors other than the Company’s Class C 10% Convertible Preferred Stock (the “Class C Preferred Stock”) and the Company’s Class D Preferred Stock (the “Class D Preferred Stock”); and (ii) junior to the Class C Preferred Stock and Class D Preferred Stock, to the extent each exists and is issued and outstanding. The Company shall not establish or issue any class or series of capital stock which ranks: (a) senior to the Class F Preferred Stock, except for issuances of shares of Class C Preferred Stock pursuant to the terms of the Certificate of Designations, Preferences and Rights with respect to shares of Class C Preferred Stock outstanding on the date hereof; or (b) pari passu with the Class F Preferred Stock.

     Dividends. Holders of Class F Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of legally available funds, dividends at an annual rate of $1.00 per share, payable semi-annually in arrears on June 30 and December 31 of each year, in cash or in shares of Class F Preferred Stock at the rate of $10.00 per share. Dividends shall accrue and are cumulative from the most recent date to which dividends have been paid. The Class F Preferred Stock shall have priority as to dividends over the Common Stock and all other series or classes of the Company’s stock that rank junior to the Class F Preferred Stock (“Junior Dividend Stock”). No dividend (other than dividends payable solely in Common Stock, Junior Dividend Stock or warrants or other rights to acquire Common Stock or Junior Dividend Stock) may be paid or set apart for payment on, and no purchase, redemption or other acquisition may be made by the Company of, the Common Stock or Junior Dividend Stock unless all accrued and unpaid dividends on the Class F Preferred Stock, including the full dividend for the then-current semi-annual dividend period, shall have been paid.

     Preference on Liquidation. In a case of the voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of shares of Class F Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to stockholders an amount in cash equal to $10.00 per share, plus an amount equal to any accrued and unpaid dividends, whether or not declared, to the payment date, before any payment or distribution shall be made to the holders of Common Stock or any other series or class of stock that ranks junior as to liquidation rights to the Class F Preferred Stock.

     Voting. The holders of Class F Preferred Stock shall be entitled to vote on all matters presented to the holders of the Common Stock for vote. In exercising such voting rights, each outstanding share of Class F Preferred Stock shall be entitled to the number of votes which is equal to the number of shares of Common Stock into which a share of Class F Preferred Stock is convertible.

     Conversion Rights. Each holder of Class F Preferred Stock shall have the right, at the holder’s option, to convert any or all shares of Class F Preferred Stock into shares of fully paid and nonassessable Common Stock, at the conversion rate of one (1) share of Class F Preferred Stock for twenty-five (25) shares of Common Stock. In the event of any change in the outstanding shares of Common Stock by reason of any share dividend or split, recapitalization or other similar corporate change, the conversion rate shall be accordingly adjusted. The right of such conversion may be exercised at the option of the holder of shares of Class F Preferred Stock at any time and from time to time.

     Registration Rights. At the request of a holder of shares of Class F Preferred Stock, the Company shall register for resale under the Securities Act of 1933, as amended, any shares of Common Stock issued upon conversion of shares of the Class F Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this 19th day of April, 2004.

/s/ Stuart Hettleman

Stuart Hettleman, President

Attest:

/s/ Philip J. Dubato

Philip J. Dubato
Secretary

Certificate Of Elimination of
Class A Preferred Stock
Class B Preferred Stock
Class D Preferred Stock
Class E Preferred Stock
($10.00 Par Value Per Share)
of
TARGET LOGISTICS, INC.

Pursuant to Section 151(g) of the
General Corporation Law of the State of Delaware

     First: The undersigned, being the President of Target Logistics, Inc. (the "Company”), hereby certifies, pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, that the Board of Directors of the Corporation has duly adopted and approved the elimination of the Company’s Class A Preferred Stock, Class B Preferred Stock, Class D Preferred Stock, and Class E Preferred Stock, each $10.00 par value per share, as follows:

          Whereas, pursuant to the filing of a Certificate of Designation, the Company designated a series of preferred stock known as Class A Preferred Stock on July 1, 1996, consisting of 500,000 shares of Class A Preferred Stock, par value $10.00 per share (the “Class A Preferred Stock”), none of which are issued and outstanding; and

          Whereas, pursuant to the filing of a Certificate of Designation, the Company designated a series of preferred stock known as Class B Preferred Stock on October 8, 1996, consisting of 25,000 shares of Class B Preferred Stock, par value $10.00 per share (the “Class B Preferred Stock”) , none of which are issued and outstanding; and

          Whereas, pursuant to the filing of a Certificate of Designations, the Company designated a series of preferred stock known as Class D Preferred Stock on November 26, 1997, consisting of 200,000 shares of Class D Preferred Stock, par value $10.00 per share (the “Class D Preferred Stock”) , none of which are issued and outstanding; and

          Whereas, pursuant to the filing of a Certificate of Designations, Preferences and Rights, the Company designated a series of preferred stock known as Class E Preferred Stock on January 30, 1998, consisting of 250,000 shares of Class E Preferred Stock, par value $10.00 per share (the “Class E Preferred Stock”) , none of which are issued and outstanding.

          Now therefore, be it

          Resolved, that no shares of Class A Preferred Stock, Class B Preferred Stock, Class D Preferred Stock, or Class E Preferred Stock are currently issued and outstanding.

          Resolved further, that from and after the date hereof, no shares of Class A Preferred Stock, Class B Preferred Stock, Class D Preferred Stock, or Class E Preferred Stock will be issued subject to the certificate of designations previously filed with respect to each of such classes of stock.

     Second: The filing of this Certificate shall have the effect of eliminating from the Company’s Certificate of Incorporation all matters set forth in the certificate of designations previously filed with respect to each of the Class A Preferred Stock, Class B Preferred Stock, Class D Preferred Stock, and Class E Preferred Stock, as set forth in Section 151(g) of the General Corporation Law of the State of Delaware.

     In Witness Whereof, the undersigned has hereunto set his hand on this 23rd day of April, 2004.

Attest:
/s/ Philip J. Dubato	/s/ Stuart Hettleman

Philip J. Dubato, Secretary	Stuart Hettleman, President